Exhibit 99.2

Mentor Graphics Reaffirms 2003 Outlook And Provides Initial 2004 Outlook

    WILSONVILLE, Ore.--(BUSINESS WIRE)--Oct. 22, 2003--For fourth quarter 2003, Mentor Graphics Corporation (Nasdaq:MENT) expects revenues of approximately $190 million and earnings before goodwill
(EBG) of about $.30 per share. GAAP earnings are expected to be $.14 per share. Gross margin excluding amortization of intangibles is expected to be approximately 85 percent, while gross margin on a GAAP basis is expected to be about 84 percent. Operating expense excluding amortization of intangibles should be about $134 million, up about 10 percent sequentially due to normal seasonal increases. Operating expense on a GAAP basis is expected to be about $135 million. OI&E will be about a $3 million expense. The EBG tax rate is expected to remain at a normalized 20 percent, while tax expense on a GAAP basis is expected to be $14 million. Diluted shares outstanding are expected to be 72 million.
    On the strength of new products, Mentor expects 2004 product revenue to grow faster than the EDA average, but expects maintenance revenue to be essentially flat as customers with large installed bases continue to reduce their maintenance commitments. For the full year 2004, Mentor expects revenues of approximately $710 million and EBG of about $.80 per share. GAAP earnings, including the impact of amortization of intangibles, are expected to be $.50 per share.
    The EBG income tax expense calculation differs from a GAAP calculation as it assumes a normalized effective tax rate based on multiple years of historical and forecast future earnings.

    About Mentor Graphics

    Mentor Graphics Corporation (Nasdaq:MENT) is a world leader in electronic hardware and software design solutions, providing products, consulting services and award-winning support for the world's most successful electronics and semiconductor companies. Established in 1981, the company reported revenues over the last 12 months of about $650 million and employs approximately 3,600 people worldwide. Corporate headquarters are located at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777; Silicon Valley headquarters are located at 1001 Ridder Park Drive, San Jose, California 95131-2314. World Wide Web site: http://www.mentor.com/.

    In the calculation of earnings, gross margin and operating expenses before amortization of acquired intangibles and special charges, Mentor Graphics excludes amortization of acquired intangibles and write-offs of in-process R&D from acquisitions. Also excluded are non-operating and non-recurring items classified as special charges such as restructure expenses and asset impairments. These excluded items are generally infrequent, less predictable and are often non-cash in nature. Earnings before goodwill (EBG) income tax expense calculation differs from a GAAP calculation as it assumes a normalized effective tax rate based on multiple years of historical and forecast future earnings. Mentor Graphics believes that excluding these items provides investors with a representation of its core performance, and a pro forma base line for assessing the future earnings potential of Mentor Graphics.
    These pro forma measures should be assessed in conjunction with GAAP earnings measures for a more complete understanding of the Company's results. Since pro forma measures exclude certain items, differences in earnings from GAAP can be significant; Mentor Graphics management evaluates its performance under both measures for a complete understanding of its results. Investors are encouraged to review both measures for their evaluations and consider the GAAP earnings measures as the most complete measure of Mentor Graphics overall performance.
    Statements in this press release regarding the Company's outlook for future periods constitute "forward-looking" statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company or industry results to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: (i) the Company's ability to continue selling products and services during the continuing slowdown in the electronics industry, particularly in the telecommunications and semiconductor segments; (ii) the Company's ability to manage expenses during the current slowdown in the electronics industry; (iii) changes in accounting or reporting rules or interpretations, changes in the tax environment worldwide, limitations on repatriation of earnings, licensing and intellectual property rights protection; (iv) the Company's ability to successfully integrate and manage its recent and future acquisitions; (v) the Company's ability to successfully offer products and services that compete in the highly competitive and dynamic EDA industry including the risk that the Company's technology, products or inventory become obsolete; (vi) the overall instability of diverse economies, including changes in regional or worldwide economic or political conditions, government trade restrictions, or war in the Middle East or elsewhere
(vii) effects of the increasing volatility of foreign currency fluctuations on the Company's business and operating results, and
(viii) effects of unanticipated shifts in product mix on gross margin and unanticipated shifts in geographic mix on the overall tax rate, all as may be discussed in more detail under the heading "Factors That May Affect Future Results and Financial Condition" in the Company's most recent Form 10-K or Form 10-Q. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. In addition, statements regarding outlook do not reflect potential impacts of mergers or acquisitions that have not been announced or closed as of the time the statements are made. Mentor Graphics disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Mentor Graphics Corporation
As of October 22, 2003
Reconciliation of Forward Looking Diluted Net Income per Share Between GAAP and Earnings Before Amortization of Acquired Intangibles and
Special Charges
(Unaudited)
$ in Millions except per share data

                                Q4 2003                     Q4 2003
                                 GAAP        Adjustments   Pro Forma
                            -------------- -------------- ------------
Revenue                             $190            -            $190
Gross Margin                          84%          $2 (a)          85%
Operating Expense                   $135           $1 (b)        $134
Other Income & Expense               ($3)           -             ($3)
Tax Expense                         ($14)          $9 (c)         ($5)

Diluted earnings per share         $0.14        $0.16           $0.30

                                2003                         2003
                                GAAP      Adjustments (d)  Pro Forma
                           -------------- --------------- ------------
Revenue                             $665            -            $665
Diluted earnings per share         $0.07        $0.53           $0.60

                                2004                         2004
                                GAAP      Adjustments (d)  Pro Forma
                           -------------- --------------- ------------
Revenue                             $710            -            $710
Diluted earnings per share         $0.50        $0.30           $0.80

(a) Amortization of purchased technology (in cost of revenues)
(b) Amortization of intangible assets (in operating expense)
(c) Earnings before goodwill (EBG) income tax expense calculation differs from a GAAP calculation as it assumes a normalized effective tax rate based on multiple years of historical and forecast future earnings.
(d) Adjustments for the 2003 and 2004 year to date outlook include items described more fully under footnotes (a), (b) and (c) above.

    CONTACT: Mentor Graphics
             Ryerson Schwark, 503-685-1462
              ry_schwark@mentor.com
             Dennis Weldon, 503-685-1462
              dennis_weldon@mentor.com